SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 22, 2006

Commission File Number 000- 51158

TRUEYOU.COM, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
13-4024017
(IRS Employer Identification No.)

Building No. 501, Fifth Floor, 7 Corporate Park, Norwalk, CT 06851
(Address of principal executive offices)

Registrant’s telephone number including area code: (203) 295-2121

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01         Entry into a Material Definitive Agreement.

(a)        $1,000,000 Subordinated Secured Loan

        TrueYou.Com Inc., a Delaware corporation (the “Company”), entered into a Subordinated Securities Purchase Agreement (the “Laurus Purchase Agreement”) with Laurus Master Fund, Ltd. (“Laurus”) dated as of December 22, 2006, pursuant to which the Company issued to Laurus (i) a Subordinated Secured Term Note in the principal amount of $1,000,000 (the “Subordinated Secured Note”); and (ii) warrants (the “Laurus Warrants”) to purchase up to 10,000,000 shares (the “Warrant Shares”), of the Company’ common stock, par value $0.001 per share (the “Common Stock”). In the event the Subordinated Secured Note is not repaid by April 30, 2007, the Company has agreed to issue Laurus warrants to purchase an additional 8,750,000 shares of Common Stock.

        The Subordinated Secured Note matures on December 22, 2009 or earlier upon a change of control or other specified events. Interest will accrue on the unpaid principal amount of the Note at a rate per annum equal to twelve percent (12%) per annum. Interest in the amount of six percent (6%) per annum shall accrue and subject to the provisions of that certain Subordination Agreement among the Company, Laurus and Subordinated Lenders to the Company dated December 22, 2006 (“Subordination Agreement”), shall be payable monthly, in arrears, commencing on February 1, 2007 and on the first day of each consecutive calendar month thereafter. Interest in the amount of six percent (6%) per annum shall accrue but not be payable during the period commencing on the date of issuance and ending on the maturity date of the Note (unless accelerated under certain circumstances). The interest rate may be increased by 2% per annum in the event that sufficient shares of the Common Stock are not authorized to allow Laurus to exercise all of the Laurus Warrants by the six-month anniversary of the date of the Laurus Purchase Agreement, and shall remain at such higher rate until such time as a sufficient number of such shares are authorized.

        The obligations of the Company under the Laurus Purchase Agreement and Subordinated Secured Note are guaranteed by each of the Company’s subsidiaries and are secured with the same security granted Laurus in connection with Company’s $25 Million borrowing from Laurus under the Securities Purchase Agreement dated June 30, 2006, subject however, to the provisions of the Subordination Agreement.

        The Laurus Warrants have a 7-year term and an exercise price equal to $0.01 per share. The Laurus Warrants also provide that if the fair market value of one share of Common Stock is greater than the exercise price Laurus may choose to exercise the warrant on a cashless exercise basis resulting in an issuance of net shares with no cash payment.

(b)        $3,000,000 Senior Subordinated Loan

        The Company entered into a loan agreement dated as of December 22, 2006 (the “Senior Subordinated Loan Agreement”) with Klinger Investments LLC, Andrew D. Lipman (a director of the Company), Richard Rakowski (the Company’s Chairman and Chief Executive Officer), Gerard DeBiasi, James Benedict, Dan Richardson, Amal Devani, CSFN I LLC and John Brugmann (collectively, the “Senior Subordinated Lenders”), pursuant to which the Senior Subordinated Lenders loaned the Company $3,000,000 (the “Senior Subordinated Loan”).

Pursuant to a Subordination Agreement dated as of December 22, 2006, between such Subordinated Lenders, previous subordinated lenders to the Company and Laurus, the Senior Subordinated Loan is subordinated to the Company’s existing senior indebtedness to Laurus under the Securities Purchase Agreement dated June 30, 2006 (the “Securities Purchase Agreement”), and the Related Agreements referred to in the Securities Purchase Agreement and ranks senior to the Company’s existing subordinated indebtedness.

        The Senior Subordinated Loan is evidenced by a senior subordinated promissory note dated December 22, 2006 (the “Senior Subordinated Note”) and bears interest at annual rate equal to twelve percent (12%) per annum of which 6% shall be paid in cash monthly, commencing 30 days from the closing (subject to the provisions of the Subordination Agreement) and the balance of 6% paid in kind and paid on the maturity date; provided, that in the event that an Event of Default (as defined in the Senior Subordinated Note) shall have occurred and be continuing, the cash interest rate to be paid shall be increased to 8% per annum. The principal balance and accrued interest on the Senior Subordinated Promissory Note is due on the earliest of (i) December 31, 2009, and (ii) the first date on which any mandatory prepayment is payable under the Senior Subordinated Loan Agreement or the occurrence of any sale of all or substantially all of the assets of the Company or its subsidiaries, or merger, consolidation or other business combination involving the Company or its subsidiaries if all senior indebtedness is first paid in full in cash in connection with any such transaction.

        Subject to prior payment in full of all senior indebtedness, the Senior Subordinated Loan is subject to voluntary prepayment at any time and mandatory prepayment upon the occurrence of a change in control of the Company.

        In the event that the Company consummates an equity financing at any time prior to the maturity date of the Senior Subordinated Note, each Senior Subordinated Lender may elect to convert the entire principal amount due to such Senior Subordinated Lender under the Senior Subordinated Note (along with accrued interest thereon and all other amounts then due thereunder) into such number of securities issued in the equity financing (in the event any warrants or other property or rights are issued or granted in the financing, together with the proportionate number of such warrants and other property or rights) that is equal to (i) the principal amount of the Senior Subordinated Note (along with accrued interest thereon and all other amounts then due) being converted divided by (ii) the lowest price per share of the securities to be issued in the financing.

        The obligations of the Company under the Senior Subordinated Loan Agreement and Subordinated Promissory Note are guaranteed by each of the Company’s subsidiaries and are secured with the same security granted Laurus in connection with Company’s $25 Million borrowing from Laurus under the Securities Purchase Agreement dated June 30, 2006, subject however, to the provisions of the Subordination Agreement.

        Pursuant to the Senior Subordinated Loan Agreement, the Company issued to the Senior Subordinated Lenders warrants to purchase an aggregate of 15,049,450 shares of Common Stock at an exercise price of $0.001 per share, subject to certain adjustments set forth therein. The warrants expire on December 31, 2013. In the event the Laurus Note is not paid by April 30, 2007, the holders of such Warrants have agreed to contribute 8,750,000 Warrants back to the Company and the Company has agreed to issue an additional 8,750,000 Warrants to Laurus.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference, for a description of the terms of the sale of the Subordinated Secured Note and the Senior Subordinated Note.

Item 3.02.        Unregistered Sales of Equity Securities.

        Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference, for a description of the terms of the issuance of the Laurus Warrants and the warrants to the Senior Subordinated Lenders and their associated excersisability features. The Laurus Warrants and the warrants issued to the Senior Subordinated Lenders were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by the Company in connection with such sale and each purchaser represented to the Company that it is an “accredited investor,” as defined in the Act.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 29, 2006

TRUEYOU.COM INC. By /s/ Matthew Burris Name: Matthew Burris Title: Chief Financial Officer and Chief Operating Officer